Forward Looking Statements Searchlight Minerals Corp. May 8, 2012 This presentation may contain, in addition to historical information, forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this Presentation that are forward - looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading "Risk Factors" and elsewhere in the Company's periodic filings with the U.S. Securities and Exchange Commission. When used in this Presentation, the words such as "could," "plan", "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward - looking statements. The risk factors that could cause actual results to differ from these forward - looking statements include, but are not restricted to the Company‘s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk, and other statements that are not historical facts as disclosed under the heading "Risk Factors" in the Company's Annual Report on Form 10 - K filing with the SEC and elsewhere in the Company's periodic and other filings with securities regulators in the United States. Copies of the Company's periodic reports and such other filings are available on the SEC’s website at sec.gov. 2

The Clarkdale Slag Project:
Company Overview

SEARCHLIGHT MINERALS CORP.

- Domestic focused exploration stage company engaged in the acquisition and exploration of mineral properties and slag reprocessing projects.
- Focused on two mineral properties in SW USA:
  - **Clarkdale Gold Project** – a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ore mined at the United Verde Copper Mine in Jerome, Arizona
  - **Searchlight Gold Project** – a prospective exploration land package located in a proven gold camp in Searchlight, Nevada, adjacent to existing infrastructure.
- Established management and consulting team, with strong technical and financial credentials.
- Clarkdale the principal value driver, with near–term processing targeted from a fully drilled-up, defined slag pile showing high gold grades over large intervals.



Vancouver
Seattle
WASHINGTON
OREGON
IDAHO
NEVADA
Las Vegas
UTAH
LIFORNIA
ARIZONA
Phoenix

Searchlight Minerals Corp. May 8, 2012

3

Searchlight Minerals Corp. May 8, 2012 • A unique reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ore mined at the United Verde Copper Mine in Jerome, Arizona. • The historic "Billion Dollar Copper Camp" in Jerome delivered high - grade sulphide ore to the Clarkdale smelter, which was one of the world’s largest smelters in the first half of the 20 th Century. • The silicate slag from smelting operations was systematically deposited into a semi - homogenous pile, with significant amounts of gold and other valuable metals "locked up" in the slag material. • Substantially higher metal prices and recent technological advances have enabled an economic reappraisal of the slag pile, which now represents a potentially valuable and near - term opportunity. • The slag pile and all associated land and infrastructure are held 100% by SMC. There are limited environmental issues and all relevant permits have been issued. The Clarkdale Slag Project: Overview 4

The Clarkdale Slag Project: *Location*

SEARCHLIGHT MINERALS CORP.

- The project is located outside the town of Clarkdale, Arizona, which is approx. 100 miles North of Phoenix, and is situated on 800+ acres of industrial zoned land. Clarkdale itself is a modest-sized town of some 8,000 residents, which was originally established as a "company town" to provide accommodations and services to the local historic copper smelting activities during the first half of the 20th Century.
- The slag deposit occupies an area of approx. 45 acres, with reasonably consistent thickness of approximately 100 feet, and is located between the Verde River and an active railroad track.



Tusayan
Cameron
Second Mesa
Peach Springs
Quivero
Red Lake
Bidahochi
Seligman
Williams
Flagstaff
Pine Springs
Winslow
Sedona
Joseph City
Wikieup
Clarkdale
Clarkdale Slag Project
Happy Jack
Havasu City
Dewey
Strawberry
Heber
Congress
Kirkland Junction
Payson
Aguila
Wickenburg
Carrizo
Cave Creek
Wenden
Cedar Creek
Sun City
Brenda
Phoenix
Avondale
Globe
Arlington
Buckeye
Mesa
Sun Lakes
Florence
Horn
Gila Bend
Casa Grande
Klondyke
Sentinel
Eloy
Kohatk
Cucklebur
Marana
Kaka



Searchlight Minerals Corp. May 8, 2012 5

Searchlight Minerals Corp. May 8, 2012 The Clarkdale Slag Project: Site Use & Restoration • The project is on the US National Register of historic places and every effort has been made to preserve and utilize existing structures. Before – Locker Room After – Front Office

Searchlight Minerals Corp. May 8, 2012 • The project is on the US National Register of historic places and every effort has been made to preserve and utilize existing structures. The Clarkdale Slag Project: Site Use & Restoration Before – Warehouse After – Pilot Plant Building

Searchlight Minerals Corp. May 8, 2012 5 • The project is on the US National Register of historic places and every effort has been made to preserve and utilize existing structures. The Clarkdale Slag Project: Site Use & Restoration Before – Abandoned Steam Plant Future – Offices, Warehouse, Shop

The Clarkdale Slag Project: Mineral Estimate • In 2005, Mountain States R&D International (MSRDI) was retained by SMC to conduct a drilling, sampling and analysis program on the slag deposit under standard "chain of custody" (COC) protocol. • A sequence of 18 sonic holes were drilled under COC on the slag deposit on a regular spaced grid, as illustrated on the right. • In 2007, Independent Mining Consultants (IMC) of Tucson, Arizona prepared a report for SMC regarding the tonnage and grade estimates of the slag deposit, based on the MSRDI drill hole and bulk density data, as well as the topographic maps showing the present relief of the slag pile . Searchlight Minerals Corp. May 8, 2012 6

• Martin B. Oring – Chairman, President and Chief Executive Officer Marty has extensive experience as a member of management in several companies, including Prudential Securities, Chase Manhattan Corporation and Mobil Corporation. Marty also served as a member of management and Board of Directors in several oil and gas companies. Marty received a B.S. degree in mechanical engineering from the Carnegie Institute of Technology in 1966 and an M.B.A. from Columbia University Graduate School of Business in 1968 in Finance, Production Management and Marketing . • Melvin L. Williams – Chief Financial Officer Mel is a certified public accountant with over 20 years' experience in the public accounting industry with the firm of Cupit , Milligan, Ogden and Williams in Reno, Nevada. During this period, he provided auditing, consulting, merger/acquisition, valuation and tax services to companies in the manufacturing, technology, mining, healthcare and service industries, including publicly traded mining companies, as well as to various non - profit organizations. Mel, a member of the American Institute of Certified Public Accountants since 1989, is also a member of the Nevada Society of CPAs and past president of the Reno, Nevada chapter of the Institute of Management Accountants. He earned a Bachelor of Business Administration degree at the University of Oregon in 1983 . • Carl S. Ager – Vice President, Secretary, Treasurer and Director Carl is a trained Engineering Geophysicist and has held presidencies and directorships with several Nevada corporations, including a consultancy to mineral exploration companies. Prior to this, Carl was an investment executive for Scotia McLeod, one of Canada’s leading full - service brokerage firms . • Robert D. McDougal – Director Bob is a Certified Public Accountant with over 35 years experience, many dealing with mining and mining - related clients, including public companies. He was a Director and Officer of GEXA Gold for 16 years and one of the founders of Millennium Mining. Bob served on the NV Society of CPA’s Committee on Natural resources for 7 years, 4 years as chairman. Officers & Directors Searchlight Minerals Corp. May 8, 2012 7

• Jordan M. Estra – Independent Director Jordan is an investment banker and executive with experience working with natural resource companies and as an Audit Committee financial expert. Since May 2009, Jordan has been the Managing Director of Private Equity at Sutter Securities Incorporated, where he specializes in raising capital for emerging natural resource companies. Since February 12, 2010, Jordan has also served as a director of Ensurge Inc., a mining investment company that is seeking gold mining opportunities in Brazil. Jordan graduated with High Distinction from Babson College with a degree in International Economics and with Honors from the Columbia University Graduate School of Business with an MBA in Finance. • J.C. "Mac" McFarland – Independent Director Mac has 30 years of experience in the oil and natural gas industry with McFarland Energy, Inc., a NASDAQ - listed company, where he was Chairman and Chief Executive Officer from 1986 until its sale in 1997. He has served on the board of NYSE - listed Venoco , Inc. from 2004 through the present and also on the board of NYSE - listed Huntway Refining from 1988 to 2001. Mac earned a B.S. Degree in Business Administration (Finance and Accounting) from the University of California, Berkeley, along with graduate programs in management and finance at Harvard and Stanford Universities. He is a Certified Public Accountant who has elected inactive license status, and is an Audit Committee financial expert. • Michael W. Conboy – Independent Director Michael is the Director of Research of Luxor Capital Group, LP, an investment management firm based in New York, New York. Luxor Capital Group is one of the Company’s principal stockholders. Previously, Michael worked as a distressed investments analyst at ING in New York and London for ING’s internal proprietary desk, where he was actively involved in numerous restructurings. Michael currently serves as the Chairman of the Board of Directors of CML Metals Corp., which is focused on redeveloping the Comstock/Mountain Lion iron ore mine in southwestern Utah, and Innovate Loan Servicing Corporation, a finance company focused on the subprime auto loan sector. Michael earned his B.S. in Business Administration from Georgetown University. Officers & Directors (cont.) Searchlight Minerals Corp. May 8, 2012

• Arrakis, Inc./James Murray Jim is our Project Manager for the Clarkdale Metals Project. He has over 38 years of experience in mining and process engineering, project management, mine and process plant design, construction, and operation, as well as hazardous and radioactive waste remediation. His current specialty is process design for refractory ores. He has held senior management and engineering positions with Consolidation Coal Company, Canonie Environmental Services, General Atomics, and Advanced Sciences, Inc. He is a career long member of SME and the recent past Chairman of the Extractive Metallurgy Chapter, a division of SME. • Nanominerals /Dr. Charles A. Ager Dr. Ager has performed certain technical consulting services for us in his authorized capacity with Nanominerals . Dr. Ager is a geophysical engineer with almost 40 years of international experience in mine discovery, production and finance. Since 1988, he has been the driving force behind the Nanominerals group of companies focused on the development and application of new technology in the exploitation of refractory gold deposits. • Richard S. Kunter , & Associates/ Richard Kunter Richard, who is currently leading our autoclave technical team, is an independent engineer and registered "qualified person" by the Mining and Minerals Society of America, who has extensive experience in autoclave development. He has held various senior engineering and management positions with Homestake Mining and Newmont Mining including Corporate Senior Metallurgist for Homestake Mining and Vice President Technical for Artech Recovery Systems, Inc. He is also currently associated with Samuel Engineering. . The Clarkdale Slag Project: Technical Consultants Searchlight Minerals Corp. May 8, 2012

TWO MAIN ISSUES FACING THE COMPANY: 1. Financial stability and cash position 2. Technical issues related to the Clarkdale Slag Project Company Overview Searchlight Minerals Corp. May 8, 2012

Company Overview • The Company is incorporated in Nevada, listed on the OTC Bulletin Board (ticker: SRCH) CAPITALIZATION ( 12/27/10 ) ( 4/30/12) Shares Outstanding 123,018,318 131,018,318 Share Price $0.69 $1.36 Market Cap ( approximately) $85,000,000 178,000,000 Average Daily Volume (3 month) 145,000 214,000 Searchlight Minerals Corp. May 8, 2012

Strong Financial Position • As of April 30, 2012, we had cash reserves of approximately $4.0 M • We have enhanced the financial stability and cash position of the Company by: 1. Issuing 11 M shares between December 2010 and December 2011 raising approximately $6.5 M 2. Reducing our burn rate to approximately $400,000 - $500,000 per month ( down from $750,000+ ) • Over the next 12 months, our anticipated cash requirements will be approximately $7.3 M • On November 12, 2012, we have approximately 13.8 M warrants set to expire (exercise prices between $1.74 and $1.85 ) • We will continue to negotiate additional financings if necessary • We believe that our current cash reserves, together with the expected additional proceeds under new financings and our reduced burn rate, are likely to provide us with the resources needed to fund our business plan through the next 12 months . Searchlight Minerals Corp. May 8, 2012

• Since the second half of 2010, we have pursued autoclaving in an effort to prove our ability to commercially extract and recover precious and base metals from the slag material at our Clarkdale Slag Project. • Autoclaving, a proven technology that is widely used within the mining industry, is a chemical leach process that utilizes elevated temperature and pressure in a closed autoclave system to extract precious and base metals from our slag material. • Results from Arrakis on over 100 bench - scale autoclave tests indicated that a gold grade up to 0.5 opt (ounces per ton) could be consistently placed into solution. • A qualified and internationally recognized independent third party laboratory was therefore sought to confirm these results as a precursor to performing a continuous autoclave pilot test. The Clarkdale Slag Project: Bench - Scale Autoclave Tests Searchlight Minerals Corp. May 8, 2012

• During the third quarter of 2011, we received the results of a progress report from independent engineering firm SGS Lakefield Research Chile, S.A. (“ SGS ”). SGS performed a number of autoclave tests, under various metallurgical conditions, using both pressure oxidation (“POX”) and pressure oxidative leach (“POL”) testing methodologies. • Results from the optimized POX and POL tests both resulted in approximately 0.5 opt (ounces per ton) of gold extracted into solution. The optimized POX tests produced slightly less than or equal to 0.5 opt gold and the optimized POL tests produced 0.5 opt gold or slightly greater. • These results confirm the previous autoclave test results performed by our technical consultants, which yielded up to 0.5 opt of gold into solution using both of these methods. These results are consistent with other tests and analyses conducted by other independent consultants as well as our pilot test conducted previously at the Clarkdale Facility using a similar leach in an ambient temperature and pressure environment, rather than under autoclave conditions. • Moreover, the SGS test results reaffirm that autoclaving does not dissolve the levels of iron and silica into solution as did the ambient leach, which we believe will improve our ability to recover gold from solution and thus improving process technical feasibility. The Clarkdale Slag Project: Bench - Scale Autoclave Tests (cont.) Searchlight Minerals Corp. May 8, 2012

• Yesterday on May 11 th , we announced the results of a report obtained from tests conducted at the facility of an independent Australian metallurgical Testing firm. Testing was conducted in a four compartment titanium pilot autoclave, with a 25 liter capacity • The testing firm conducted autoclave tests under various conditions, using the POL testing methodology. The successful completion of these tests demonstrated the ability of a pilot autoclave to process the Clarkdale slag material on a continuous basis. The pilot multi - compartment autoclave is routinely used to simulate operating performance in a full scale commercial autoclave as part of a Bankable Feasibility Study. • The test work had the broad objectives of: being able to operate the autoclave on a continuous basis utilizing the slag material; demonstrating the robustness and sustainability of the proposed POL process; investigating the effects of changing major process parameters for a subsequent longer test; and producing representative samples of final product (gold bearing solution) for gold extraction testing to remove the gold from solution. Removing the gold from solution is the final step in any hydrometallurgical process. • Two different methods of analysis were used to analyze the POL leach solution. The first method resulted in approximately 0.2 - 0.6 opt of gold extracted into solution . The second method yielded substantially lower values. Press Release Continuous Run Autoclave Tests Searchlight Minerals Corp. May 8, 2012

The Clarkdale Slag Project: Next Steps Searchlight Minerals Corp. May 8, 2012 • On a near - term basis, we are focused on optimizing the autoclave POL protocols and extracting gold from solution in order to commence the continuous pilot tests in a larger multi - compartment autoclave, that are necessary to obtain a bankable study. • Toward this goal we are in the process of acquiring an existing large batch titanium autoclave (greater than 500 liter) which we will use to provide sufficient PLS required to run continuous definitive gold recovery from solution

The Clarkdale Slag Project: The Autoclave Process & Current Work Searchlight Minerals Corp. May 8, 2012 • The autoclave process (also known as pressure oxidation, or POX) is a leach process that utilizes elevated temperature and pressure in an autoclave system to dissolve and remove impurities (iron and silica) from the ore. Autoclaving is a proven technology that is widely used within the mining industry. POL is a selective Pressure Oxidative Leach process being tested to leach gold more selectively. • We are currently conducting small - scale bench tests of the autoclave process as part of the pre - feasibility study. To date, over 75 separate bench - scale autoclave tests have been conducted in a six - liter single batch autoclave, processing approx. 0.5 kg of slag per test. The primary variables being isolated and tested include feed type (different grinds), retention time, chemistry, heat and pressure. Over 50 POL tests have been conducted. • To test the commercial viability of the autoclave process, we have outlined a technical program with clearly defined milestones. We intend to systematically advance the project to complete pre - feasibility and feasibility studies, and finally a "bankable" feasibility document. We estimate that our monthly expenses will increase substantially if and when we commence a bankable feasibility study with respect to autoclaving. • Even though we scaled down activities at the project site, it remains a valuable resource and we anticipate the continued use of the facility for analytical and testing purposes as well as our future full - scale 2000 tpd production facility.

• Based on hundreds of tests performed by us, Arrakis and other engaged independent consultants, coupled with our recent test work demonstrating the feasibility of processing the Clarkdale Slag in a continuous autoclave, we are proceeding with the recovery of gold from solution, using carbon, ion exchange resin technologies, or other commonly used methods of extracting gold from solution. • Arrakis has performed over 60 ion exchange resin and carbon tests resulting in the production of gold dorê beads using a variety of resins and carbon. Resin and carbon test work thus far conducted on POL leach solution consisting of 63 individual column tests indicates an approximate 45% average recovery of gold from solution with any single resin or carbon. It should be noted that this test work results in gold metal beads obtained from the resin or carbon and when the head ore grade is back calculated from these beads it is within the previously stated ranges using the company method of 0.2 to 0.6 opt. • We believe that recovery of gold will not only define the most cost - effective method of such recovery, but should also provide a better definition to the total process system mass balance, as well as providing the data necessary to determine the recovered gold grade from solution. The Clarkdale Slag Project: Extraction Tests Searchlight Minerals Corp. May 8, 2012

Conceptual Process Flow Diagram: For 100 ton Pilot Run In 2010 Grinding Leaching Filtration Metals In Solution Resin Extraction Cu Solvent Extraction Gold (Au) Silver (Ag) Electrowin Copper (C u) Zn Solvent Extraction Electrowin Zinc (Zn ) Barren Solids Ferro Silicate By Product Additives Leach Chemicals Electrowin Cells Vibratory Mill Resin Columns Copper Slag Pile Slag From Copper Smelter Crushing Searchlight Minerals Corp. May 8, 2012

The Clarkdale Slag Project:
Autoclave Proposed Process Flow Diagram - POX

SEARCHLIGHT MINERALS CORP.



Slag From Copper Smelter
Crushing & Grinding
HPGR
Filtration
Autoclave
Clean Slag
Autoclave Reagents
Leaching
Leach Chemicals
H20 Treatment
Filtrate
Filtration
Barren Solids
Resin Columns
Electrowin Cells
Metals In Solution
Zn Solvent Extraction
Cu Solvent Extraction
Resin Extraction
Ferro Silicate By Product Additives
Electrowin
Electrowin
Gold (Au)
Zinc (Zn)
Copper (Cu)
Silver (Ag)

Searchlight Minerals Corp. May 8, 2012

The Clarkdale Slag Project:
Autoclave Current Process Flow Diagram - POL

SEARCHLIGHT MINERALS CORP.


Copper Smelter Slag
Crushing & Grinding
HPGR
Oxygen
Autoclave Leaching
Autoclave Reagents
Filtration
Barren Solids
Metals In Solution
Resin Extraction
Ferro Silicate By Product Additives
Gold (Au)

Searchlight Minerals Corp.   May 8, 2012

Searchlight Minerals Corp. May 8, 2012 • The pilot test run in the Clarkdale Test Module both verified process technologies which worked and identified technologies which needed to be modified or replaced. • High Pressure Grinding Rolls appear to be a very robust and efficient replacement for the crushing/grinding system which was used for the pilot test. In addition the micro - fractures introduced appear to enhance autoclave pressure oxidation and subsequent chlorine leaching resulting in total higher gold recovery. • Standard autoclave technology currently in use around the world operating in a pressure oxidative leach mode removes the iron and silica and enables recovery of gold in a consistent and highly efficient manner. • Test work in 2012 should move from Pre - Feasibility to a Feasibility Study and then, based upon continued positive results and availability of financing, a Bankable Study leading to final commercial design and construction. The Clarkdale Slag Project: 100 Ton Pilot Test Results & Conclusions

• HPGR grinding systems impart extremely high compression energy in the space between the rolls followed by immediate release of that compression energy in tension. This results in micro - fracturing of the slag material. • Micro - fractures enhance the ability of the leach solution to access the interior of the slag particles and dissolve the gold into the leach solution . Clarkdale Slag HPGR Micro - fractures HPGR X - Section Schematic The Clarkdale Slag Project: Operation of Test Module / Lessons Learned Searchlight Minerals Corp. May 8, 2012

• Because HPGR grinding systems impart extremely high compression energy into the very hard and abrasive slag, it is important that the surface of the grinding rolls be able to withstand the wear evidenced by other crushing and grinding systems employed in the Test Module. The surface of each roll is covered with tungsten carbide alloy inserts which are inserted into drilled holes in the surface of the drum. The inserts are slightly raised above the rolls and spaced to purposely build a compacted bed of slag material. Thus most of the wear is absorbed on the tips of the hardened inserts and the compacted bed of slag material between inserts. • HGPR crushing and grinding circuits are used world wide and considered a mature, proven, technology. A single 2,000 tpd unit is approximately 50% of the physical size of the existing Vibratory Mill in the Test Module. • Shown below is an example of an existing commercial unit used in another location. HPGR Roll Wear Surface (4) - 3,500 tpd HPGR Grinding Circuits (Example of Existing Unit Installed in Other Location) The Clarkdale Slag Project: Operation of Test Module / Lessons Learned Searchlight Minerals Corp. May 8, 2012

• Due to the aforementioned problems with the 100 ton pilot test, alternatives to the ambient leach used in the pilot test run, were examined. Alternate leach reagents and concentrations as well as separate staged leaches using different reagents were examined. While the lessons learned from these tests resulted in invaluable information for the future commercial process system (which will utilize an ambient leach as part of the process treatment train), it became obvious that while the system did dissolve the gold from the slag, it resulted in a PLS from which the gold could not be extracted. • One of the alternate leaching methods examined was the use of a moderate temperature / pressure mineral processing autoclave. Specifically the method examined was POX (Pressure Oxidation) to remove iron and silica, followed by an ambient temperature/pressure leach of the pre - treated autoclave residue. During the POX testing, a refinement of the POX method which places the gold directly into solution in the autoclave, the POL method was adapted and this appears to be the process method of choice for moving forward to commercialization of the Clarkdale Slag Project . Arrakis 6 - Liter Parr Autoclave Used in Bench Testing 4 Compartment 30 - Liter Autoclave Pilot Test Unit The Clarkdale Slag Project: Autoclave Testing Methods & Results Searchlight Minerals Corp. May 8, 2012

Searchlight Minerals Corp. May 8, 2012 The Clarkdale Slag Project: Continuous Run Autoclave Tests - Project Manager & Senior Metallurgist

The Clarkdale Slag Project: Bench - Scale Autoclave Tests (cont.) Searchlight Minerals Corp. May 8, 2012 Pilot Plant Process Flow Diagram

Searchlight Minerals Corp. May 8, 2011 The Clarkdale Slag Project: Continuous Run Autoclave Tests - 4 Compartment 25 - liter Autoclave

Searchlight Minerals Corp. May 8, 2011 The Clarkdale Slag Project: Continuous Run Autoclave Tests - Complete Autoclave System

Searchlight Minerals Corp. May 8, 2011 The Clarkdale Slag Project: Continuous Run Autoclave Tests - Plate & Frame Filter

Searchlight Minerals Corp. May 8, 2011 The Clarkdale Slag Project: Continuous Run Autoclave Tests Pregnant Leach Solution

The Clarkdale Slag Project:
Autoclave Testing Methods & Results

SEARCHLIGHT MINERALS CORP.

- While the two methods of analysis used in the continuous autoclave pilot test, one method provided good agreement with all previous work done thus far by all previous company independent consultants. Another analytical method did not.

- The grade of gold taken into solution, thus far in the bench scale autoclave testing, ranges from 0.2 opt to 0.6 opt. Process variables that affect the final content in the leach solution include: retention time, pressure, temperature, and chemistry of the autoclave and feed grind. During the continuous test run the gold in solution moved from 0.2 to 0.6 opt Au as the operating conditions were optimized.

- Recently commenced ion exchange resin tests confirm the probable 0.2 – 0.6 opt gold head grade of the Clarkdale Slag by extracting gold beads from loaded resin and back calculating probable head ore grade.

- The recently conducted continuous pilot test did demonstrate that the Clarkdale Slag could be processed in a multi-compartment autoclave and extract gold into solution on a continuous basis.

Searchlight Minerals Corp. May 8, 2012

The Clarkdale Slag Project: Resin Testing Searchlight Minerals Corp. May 8, 2012 Arrakis Resin Testing on Clarkdale Slag Larger Resin Columns to be Used on Large Volume PLS Testing

The Clarkdale Slag Project: Full Scale Resin Columns CMC Pilot Plant Searchlight Minerals Corp. May 8, 2012

The Clarkdale Slag Project: Technical Accomplishments to Date

SEARCHLIGHT MINERALS CORP.

- HPGR appears to have solved crushing and grinding problems because of both its ability to withstand the extreme wear imposed by the very abrasive Clarkdale Slag and its ability to enhance micro-fractures in the slag thereby eliminating the need for fine particle grinding.

- Essentially the same chlorine chemistry developed by Dr. Hewlett, but applied in elevated temperature and pressure conditions of the autoclave, has been demonstrated to be effective in extracting the gold into solution.

- The over 150 batch autoclave tests conducted in 2011 and 2012, have repeatedly verified extractable gold content of approximately 0.5 opt gold from the Clarkdale slag.

Searchlight Minerals Corp. May 8, 2012

Searchlight Minerals Corp. May 8, 2012 5 The Clarkdale Slag Project: Test Results & Conclusions • The batch and continuous autoclave test runs conducted in 2011 and 2012 demonstrated the ability of the POL process to solubilize gold while minimizing problematic base metals going into solution. • High Pressure Grinding Rolls appear to be a very robust and efficient replacement for the crushing/grinding system which was used for the pilot test. In addition the micro - fractures introduced appear to enhance autoclave pressure oxidation and subsequent chlorine leaching resulting in total higher gold recovery. • Current test - work focus is determination of optimum method of extracting gold from solution. Ion Exchange Resin and Carbon look very promising, but no common method of producing metallic gold is being excluded. • Test work in 2012 should move from Pre - Feasibility to a Feasibility Study and then, based upon continued positive results and availability of financing, a Bankable Study leading to final commercial design and construction.

Searchlight Minerals Corp. May 8, 2012 • Once the current gold removal from solution bench scale test - work is complete, a larger autoclave (which is currently being purchased) will be used to generate 500 - 800 liter batch Pregnant Leach Solution to demonstrate economic recovery of metallic gold from solution. • Net results from the batch autoclave testing and continuous bulk autoclave testing will be incorporated into a feasibility study that identifies the engineering parameters and recoverable gold grade for a commercial - scale production facility. This information will then be used to identify capital requirements and operating costs to form the basis for a "bankable" study to support the financing of the commercial system. • It is anticipated that the capital and operating costs of an autoclave system are significantly higher than the costs for the other ambient leach techniques tested thus far. However, the small - scale bench tests appear to indicate that autoclaving can consistently provide gold recoveries of approximately 0.5 ounces per ton. • A more thorough economic analysis of the full - scale production facility, including specific capital and operating costs, funding schedules and funding sources, is expected to occur during the bankable feasibility evaluation. The scope, size, timing and cost of our full - scale production facility will depend upon a number of factors, including results of the bankable feasibility study and the availability of funding. The Clarkdale Slag Project: Future Work Program

Searchlight Minerals Corp. May 8, 2012 The Clarkdale Slag Project: Commercial Scale Autoclaves Commercial Autoclave Cutaway (Example of Existing Unit Installed in Other Location ) Commercial 3,000 tpd Autoclave (Example of Existing Unit Installed in Other Location )

Searchlight Minerals Corp. May 8, 2012 The Searchlight Gold Project • Early exploration project involving a 3,200 acre property in southern Nevada. • On February 11, 2010, we received final approval of our Plan of Operations from the BLM, which allows us to conduct an 18 - hole drill program on our project area. • In an effort to conserve our cash and resources, we have decided to postpone further exploration on our Searchlight Gold Project until we are better able to determine the feasibility of our Clarkdale Slag Project. • Once we have decided to resume our exploration program, work on the project site will be limited to the scope within the Plan of Operations. • We have budgeted $50,000 over the next 12 months for the Searchlight Gold Project to file and pay the necessary fees to maintain our claims .

• Progressing the Clarkdale Slag Project • Complete extraction/resin testing • Complete pre - feasibility, feasibility and bankable feasibility studies for autoclave system • Engineer and design full - scale production facility for autoclave system at Clarkdale and supporting infrastructure. • Commence 2,000 tons per day processing • Continued Corporate Maturation • Manage cash effectively • Line up project financing for expansion • Add additional technical expertise to management team and Board of Directors • Look to larger exchange listing Summary Searchlight Minerals Corp. May 8, 2012